Exhibit T3C


                                   [FORM OF CONTINGENT VALUE RIGHTS AGREEMENT]







                       ATKINS NUTRITIONALS HOLDINGS, INC.

                                       TO

                                 [            ]

                                   AS TRUSTEE

                        CONTINGENT VALUE RIGHTS AGREEMENT

                         DATED AS OF DECEMBER [ ], 2005

                              CROSS REFERENCE TABLE

Trust Indenture Act Section                   Contingent Value Rights Agreement
Reference                                     Section

310 (a)(1)                                    4.8
     (a)(2)                                   4.8
     (a)(3)                                   N.A.
     (a)(4)                                   N.A.
     (a)(5)                                   4.8
     (b)                                      4.7
     (c)                                      N.A.
311  (a)                                      4.12
     (b)                                      4.12
     (c)                                      N.A.
312  (a)                                      5.1, 5.2
     (b)                                      5.2
     (c)                                      5.2
313  (a)                                      5.3
     (b)(1)                                   N.A.
     (b)(2)                                   5.3
     (c)                                      1.5, 5.3
     (d)                                      5.3
314  (a)                                      5.3, 1.52
     (b)                                      N.A.
     (c)(1)                                   1.2
     (c)(2)                                   1.2
     (c)(3)                                   N.A.
     (d)                                      N.A.
     (e)                                      1.2
315  (a)                                      4.1
     (b)                                      1.5, 8.10
     (c)                                      4.1
     (d)                                      4.1
     (e)                                      8.11
316  (a) (last sentence)                      1.1
     (a)(1)(A)                                8.9
     (a)(1)(B)                                8.9
     (a)(2)                                   N.A.
     (b)                                      8.7
317  (a)(1)                                   8.4
     (a)(2)                                   8.4
     (b)                                      7.3
318  (a)                                      1.7

N.A. means not applicable.

*This Cross Reference Table is not part of the Indenture.

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                                TABLE OF CONTENTS

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                                                                                                               Page
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ARTICLE I             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION....................................1

         1.1      Definitions....................................................................................1

         1.2      Compliance Certificates and Opinions...........................................................6

         1.3      Form of Documents Delivered to Trustee.........................................................6

         1.4      Acts of Holders................................................................................7

         1.5      Notices, etc., to Trustee and Company..........................................................7

         1.6      Notice to Holders; Waiver......................................................................8

         1.7      Conflict with Trust Indenture Act..............................................................8

         1.8      Effect of Headings and Table of Contents.......................................................8

         1.9      Successors and Assigns.........................................................................8

         1.10     Benefits of Agreement..........................................................................8

         1.11     Governing Law..................................................................................9

         1.12     Separability Clause............................................................................9

ARTICLE II            THE CVRS...................................................................................9

         2.1      Title and Terms................................................................................9

         2.2      Registrable Form..............................................................................11

         2.3      Execution, Authentication, Delivery and Dating................................................11

         2.4      Temporary CVR Certificates....................................................................12

         2.5      Registration and Transfer and Exchange........................................................12

         2.6      Mutilated, Destroyed, Lost and Stolen CVR Certificate.........................................14

         2.7      Presentation of CVR Certificate...............................................................14

         2.8      Persons Deemed Owners.........................................................................15

         2.9      Cancellation..................................................................................15

ARTICLE III           CVR FORMS.................................................................................15

         3.1      Forms Generally...............................................................................15

         3.2      Form of Face of CVR...........................................................................16

         3.3      Form of Reverse of CVR........................................................................17

         3.4      Form of Trustee's Certificate of Authentication...............................................18

ARTICLE IV            THE TRUSTEE...............................................................................19

         4.1      Certain Duties and Responsibilities...........................................................19



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         4.2      Certain Rights of Trustee.....................................................................19

         4.3      Not Responsible for Recitals or Issuance of CVRs..............................................21

         4.4      May Hold CVRs.................................................................................21

         4.5      Money Held in Trust...........................................................................21

         4.6      Compensation, Reimbursement and Indemnification of the Trustee................................21

         4.7      Disqualification; Conflicting Interests.......................................................21

         4.8      Corporate Trustee Required; Eligibility.......................................................22

         4.9      Resignation and Removal; Appointment of Successor.............................................22

         4.10     Acceptance of Appointment by Successor........................................................23

         4.11     Merger, Conversion, Consolidation or Succession to Business...................................23

         4.12     Preferential Collection of Claims Against Company.  The Trustee is subject to Section
                  311(a) of the Trust Indenture Act, excluding any creditor relationship listed in
                  Section 311(b) of the Trust Indenture Act.....................................................23

ARTICLE V             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY.........................................24

         5.1      Company to Furnish Trustee Names and Addresses of Holders.....................................24

         5.2      Preservation of Information; Communications to Holders........................................24

         5.3      Reports by Trustee............................................................................25

         5.4      Reports by Company............................................................................25

ARTICLE VI            AMENDMENTS................................................................................26

         6.1      Amendments Without Consent of Holders.........................................................26

         6.2      Amendments with Consent of Holders............................................................26

         6.3      Execution of Amendments.......................................................................27

         6.4      Effect of Amendments..........................................................................27

         6.5      Conformity with Trust Indenture Act...........................................................27

         6.6      Reference in CVR Certificates to Amendments...................................................27

ARTICLE VII           COVENANTS.................................................................................27

         7.1      Payment of Amounts, if any, to Holders........................................................27

         7.2      Maintenance of Office or Agency...............................................................28

         7.3      Money and Shares for CVR Payments to Be Held in Trust.........................................28


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         7.4      Written Statement to Trustee..................................................................29

         7.5      Available Shares..............................................................................29

ARTICLE VIII          REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT...................................29

         8.1      Event of Default Defined......................................................................29

         8.2      Collection of Indebtedness by Trustee; Trustee May Prove Debt.................................29

         8.3      Application of Proceeds.......................................................................30

         8.4      Suits for Enforcement.........................................................................31

         8.5      Restoration of Rights on Abandonment of Proceedings...........................................31

         8.6      Limitations on Suits by Holders...............................................................31

         8.7      Unconditional Right of Holders to Institute Certain Suits.....................................32

         8.8      Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.......................32

         8.9      Control by Holders............................................................................32

         8.10     Trustee to Give Notice of Default, but May Withhold in Certain Circumstances..................33

         8.11     Right of Court to Require Filing of Undertaking to Pay Costs..................................33

ARTICLE IX            CONSOLIDATION, MERGER, SALE OR CONVEYANCE.................................................33

         9.1      Company May Consolidate, Etc..................................................................33

         9.2      Successor Substituted.........................................................................33

         9.3      Opinion of Counsel to Trustee.................................................................34

ARTICLE X             DISCHARGE OF AGREEMENT....................................................................34

         10.1     Discharge of Liability on CVRs................................................................34

         10.2     Repayment to the Company......................................................................34

         10.3     Counterparts..................................................................................34


         CONTINGENT VALUE RIGHTS AGREEMENT, dated as of December __, 2005, between ATKINS NUTRITIONALS HOLDINGS, INC., a Delaware corporation (the "Company"), and [_______________________], as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         WHEREAS, the Company and its wholly owned direct and indirect subsidiaries, Atkins Nutritionals Holdings II, Inc., Atkins Nutritionals, Inc. ("ANI"), and Atkins Nutritionals (Canada) Limited (collectively, the "Debtors"), filed their Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated November 16, 2005 (the "Plan"), with the United State Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") and the Bankruptcy Court confirmed the Plan on December __, 2005;

         WHEREAS, pursuant to the Plan, the Company is authorized as of the Effective Date (as defined in the Plan) to issue and distribute to the holders of Allowed Second Lien Claims (as defined in the Plan) up to 1,600,000 contingent value rights (the "CVRs") of substantially the tenor hereinafter set forth, and to enter into and execute this Agreement; and

         WHEREAS, all things necessary have been done to make the CVR Certificates, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and to make this Agreement a valid agreement of the Company, in accordance with their and its terms.

         NOW, THEREFORE, for and in consideration of the promises and the consummation of the transactions referred to above, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of the CVRs, as follows:

                                   ARTICLE I
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         1.1 Definitions.

         (a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, each term set forth below has the meaning assigned to such term:

         "Affiliate" of a Person means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such other Person.

         "Agreement" means this Contingent Value Rights Agreement as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Trustee that apply to such transfer or exchange.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day (other than a Saturday or a Sunday) on which banking institutions in the City of New York, New York or in the State of the principal office of the Trustee are not authorized or obligated by law or executive order to close.

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         Payment in "Cash" means payment made in the Borough of Manhattan, the
City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, that such amounts may be paid by check payable in such money.

         "Change of Control" means the occurrence after the Effective Date of:
(i) any direct or indirect sale or other transfer of all or substantially all of the assets (regardless of form or structure, and whether in a single transaction or a series of transactions) of the Company or ANI to any Person other than an Affiliate of the Company; (ii) a merger, consolidation or share exchange of the Company into or with any Person (other than an Affiliate of the Company or a merger or consolidation qualifying as a reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended), if, as a result of such transaction, the Persons (or Affiliates thereof) who were holders of Shares immediately prior to such transaction do not own at least a majority of the issued and outstanding equity securities of the resulting Person (or of the ultimate parent of the resulting Person); (iii) any direct or indirect sale of outstanding Shares (whether in a single transaction or a series of transactions) if, as a result of such sale, (x) more than eighty percent (80%) of the then issued and outstanding Shares are held by (I) a Person which was not a holder of 10% or more of the Shares issued and outstanding as of the Effective Date, or
(II) by a Group that does not include a Person who was a holder of 10% or more of the Shares issued and outstanding as of the Effective Date, or (y) more than eighty percent (80%) of the then issued and outstanding Shares are held by (I) Persons who, at the Effective Date, held five percent (5%) or more but less than ten (10%) of the Shares issued and outstanding as of the Effective Date, or (II) by a Group that includes such a Person, and, in the case of clause (iii)(y)(I) or (II), sixty percent (60%) or more of the Persons who are members of the Board of Directors following such sale were not members of the Board of Directors prior to such sale; or (iv) a Qualified IPO.

         "Change of Control Consummation Date" means the date on which the Initial Change of Control is consummated.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the Company, the term "Company" shall include any other obligor with respect to the CVRs for the purposes of complying with such provisions.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the chairman or vice chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary, and delivered to the Trustee.

         The term "control" (including the terms "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, by contract or otherwise.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Agreement is located at [____________________].

         "CVR Certificate" means a certificate representing any of the CVRs, which may be in the form of Global Securities or Definitive Securities.


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         "CVR Payment Date" means the date that is 30 calendar days (or, if such
30th calendar day is not a Business Day, the first Business Day after such 30th calendar day) following the Change of Control Consummation Date, except as otherwise provided in Section 7.5.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exit Facility" means Exit Revolving Credit Agreement to be dated as of December [ ], 2005, by and among Atkins Nutritionals, Inc., Atkins Nutritionals Holdings, Inc., Atkins Nutritional (Canada) Limited, the lenders, UBS Securities LLC, UBS Loan Finance LLC and UBS AG Stanford Branch.

         "Fair Market Value" means the fair market value of any applicable property, services, equity, or other consideration, as determined reasonably and in good faith by the Company's Board of Directors.

         "Group" means a syndicate or group of Persons that is considered to be a "person" for purposes of Section 13(d)(3) of the Exchange Act.

         "Holder" means a Person in whose name a CVR is registered in the Security Register.

         "Implied Equity Value" means the Net Distributable Value minus the aggregate amount of outstanding Indebtedness of the Company and its Affiliates at the Change of Control Consummation Date; provided however, that (i) in the case of a transaction that constitutes a Change of Control within the meaning of clause (iii) of the definition of such term, "Implied Equity Value" means the weighted average sale price of the last Shares purchased by the relevant Person or Group constituting 5% of the number of Shares outstanding on the Change of Control Consummation Date multiplied by the number of Shares outstanding on the Change of Control Consummate Date and (ii) in the case of a Change of Control that is a Qualified IPO, "Implied Equity Value" means the public offering price of the Shares sold in such Qualified IPO, multiplied by the number of Shares outstanding on the Change of Control Consummation Date.

         "Indebtedness" means, for any Person, without duplication: (i) all indebtedness for borrowed money of such Person; (ii) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services (other than trade payables and accrued expenses); (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property or businesses; (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person; (v) all capital lease obligations of such Person; and
(vi) all indebtedness of other Persons referred to in clauses (i) through (v) secured by any lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, limited to the lesser of such indebtedness or the value of such property.

         "Initial Change of Control" means the first Change of Control that is consummated after the Effective Date.

         "Management Incentive Plan" means that certain Management Incentive Plan, dated of even date herewith.

         "Management Interests" means contractual, nontradeable contingent value rights issued to certain members of the Company's management pursuant to the Management Incentive Plan.

         "Net Distributable Value" means, at the time of determination in connection with a Change of Control, an amount equal to: (i) the amount of cash, property, or other consideration paid or to be paid to the Company or its Affiliates, or any of their respective equity holders in connection with a Change of Control after deducting transaction costs; plus (ii) without duplication, the amount of Indebtedness (as defined above) of the Company and its Affiliates (including, without limitation, to the extent applicable, the principal amount outstanding under the Exit Facility) assumed or repaid by the acquirer; plus (iii) without duplication, the amount of any other Indebtedness of any of the reorganized Debtors outstanding at the Effective Date (in each case, including, without limitation, the amount of any prepayment or call protection premiums or penalties) that has been paid or pre-paid after the Effective Date; plus (iv) without duplication, the amount of any Restricted Payments; plus (v) the Fair Market Value of any Remaining Assets; minus (vi) contractual cash bonus payments to employees of the Company or employees of any of its Affiliates in the event of a Change of Control; provided, however, that Net Distributable Value will be calculated before giving effect to any payment or accruals made with respect to the Management Interests or the CVRs.

         "Officer's Certificate" means a certificate signed by the chairman or vice chairman of the Board of Directors, the president, any vice president, the controller, the treasurer, the secretary or any assistant secretary of the Company, in his or her capacity as such an officer, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be General Counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to CVRs, means, as of the date of determination, all CVRs represented by CVR Certificates theretofore authenticated and delivered under this Agreement, except: (a) CVRs represented by CVR Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (b) from and after the CVR Payment Date, CVRs for whose payment cash in the necessary amount has been theretofore deposited by or on behalf of the Company with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such CVRs; and (c) CVRs represented by CVR Certificates in exchange for or in lieu of which other CVR Certificates have been authenticated and delivered pursuant to this Agreement, other than any such CVRs in respect of which there shall have been presented to the Trustee proof satisfactory to it that such CVRs are held by a bona fide purchaser in whose hands the CVRs are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite Outstanding CVRs have given any request, demand, direction, consent or waiver hereunder, CVRs owned by the Company or any other obligor upon the CVRs or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only CVRs which the Trustee knows to be so owned shall be so disregarded.

         "Paying Agent" means any Person authorized by the Company to pay the amount determined pursuant to Section 2.1, if any, on any CVRs on behalf of the Company, which shall initially be the Trustee.

         "Person" means an individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government or agency or political subdivision thereof, or any other form of legal entity .

         "Qualified IPO" means an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the issuance, offer and sale of Shares by the Company but only if (x) the number of Shares to be issued, offered and sold by the Company in such public offering is equal to or greater than 25% of the number of Shares then issued and outstanding (giving effect to such public offering); and (y) each of the underwriters participating in such public offering shall be obligated to buy on a "firm commitment" basis all Shares that such underwriters shall have agreed to distribute.

         "Remaining Assets" means the Fair Market Value of any and all assets of the Company and its Affiliates that are not sold or transferred in connection with a transaction that constitutes a Change of Control by reason of clause (i) of the definition of such term.

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
         "Reporting Company" means a Person that is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act.

         "Responsible Officer", when used with respect to the Trustee, means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payments" means the sum of: (i) any cash dividend or other distribution, direct or indirect, on account of any equity of the Company or its Affiliates to a Person other than the Company or its Affiliates; plus (ii) any redemption, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any equity of any reorganized Debtor by any reorganized Debtor (other than pursuant to the Management Incentive Plan); plus (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire any equity of the reorganized Debtors; plus (iv) any payment to any Affiliate of any of the reorganized Debtors (other than to parties to the Management Incentive Plan); in each case made after the Effective Date.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means shares of the Company's Common Stock, $0.01 par value per share.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Agreement was executed, except as provided in
Section 6.5.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

The following table sets forth certain other defined terms and the Section of this Agreement in which the meaning of each such term appears:

                                                         Section(s)
"Act"...............................................     1.4
"ANI"...............................................     Preamble
"Bankruptcy Court"..................................     Preamble
"CVRs"..............................................     Preamble
"CVR Payment".......................................     2.1
"Debtor"............................................     Preamble
"Default Interest Rate".............................     3.3
"Definitive Securities".............................     2.2
"Event of Default"..................................     8.1
"Global Securities".................................     2.2
"Plan"..............................................     Preamble
"Security Register".................................     2.5(a)
"Surviving Person"..................................     9.1
"Trustee"...........................................     Preamble


         (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:


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
                          (i) terms used in the singular include the plural and
terms used in the plural include the singular;

                          (ii) all accounting terms used herein and not
expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles as are generally accepted in the United States of America at the time of any computation;

                          (iii) all terms used but not defined herein that are
defined in the Trust Indenture Act have the meanings assigned to them therein;

                          (iv) the words "herein", "hereof" and "hereunder" and
other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                          (v) all references herein to Articles or Sections
shall be to Articles or Sections, as the case may be, of this Agreement;

                          (vi) the words "including", "includes" and similar
words shall be deemed to be followed by "without limitation"; and

                          (vii) the word "or" is not exclusive.

         (c) Certain terms, used principally in Article Four, are defined in that Article.

         1.2 Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Agreement, the Company shall furnish to the Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Agreement (including any covenants, compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include: (a) a statement that each individual signing such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with or satisfied.

         1.3 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person or Persons may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

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
         Any Officer's Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her opinion is based are erroneous.

         Any Officer's Certificate or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate or opinion is based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         1.4 Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

                  (c) The ownership of CVRs shall be proved by the Security Register.

                  (d) At any time prior to the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the CVRs specified in this Agreement in connection with such action, any Holder of a CVR may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as it concerns such CVR. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any CVR shall bind every future Holder of the same CVR or the Holder of every CVR represented by a CVR Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon the CVR Certificate representing such CVR.

         1.5 Notices, etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document required or permitted by this Agreement to be made upon, given or furnished to, or filed with:

                  (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at the Corporate Trust Office located at
_____________________.

                  (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 105 Maxess Road, Ste. N109, Melville, NY 11747, Attention: General Counsel.

         The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

         1.6 Notice to Holders; Waiver.

         Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         1.7 Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with (a) another provision hereof that is required to be included in this Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control or
(b) any applicable provision of the Trust Indenture Act, such provisions of the Trust Indenture Act shall control.

         1.8 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         1.9 Successors and Assigns.

         All covenants and agreements in this Agreement by the Company shall bind its successors and assigns, whether so expressed or not.

         1.10 Benefits of Agreement.

         Nothing in this Agreement or in the CVRs, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, any Paying Agent and the Holders.

         1.11 Governing Law.

         This Agreement, the CVR Certificates and the CVRs shall be governed by and construed in accordance with the laws of the State of New York.

         1.12 Separability Clause.

         In case any provision in this Agreement or in the CVR Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   ARTICLE II
                                    THE CVRS

         2.1 Title and Terms.

                  (a) The aggregate number of CVRs that may be issued and represented by CVR Certificates authenticated and delivered under this Agreement is limited to 1,600,000. The Company will not issue any fractional CVRs.

                  (b) The CVRs shall be known and designated as the "Contingent Value Rights" of the Company and shall be unsecured obligations of the Company that rank equally with all other unsecured obligations of the Company and the Holders shall have no rights except for those rights explicitly provided for herein and shall not, by virtue of their ownership of CVRs have any of the rights of a stockholder of the Company.

                          (i) If the Implied Equity Value determined with
respect to the Initial Change of Control is equal to or greater than $140,000,000, then the Company will pay or cause to be paid to each Holder such Holder's pro rata share of an amount equal to the CVR Payment. Upon payment in full of the CVR Payment, the CVRs will thereafter cease to be Outstanding or to entitle the Holders to any rights or benefits with respect to the CVRs. If the Implied Equity Value determined with respect to the Initial Change of Control is less than $140,000,000, then the Company will make no CVR Payment and the CVRs will thereafter cease to be Outstanding or entitle the Holders to any right or benefits with respect to the CVRs. For the avoidance of doubt, the Holders will have no rights or benefits upon the occurrence of any Change of Control except the right to receive the CVR Payment, if any, with respect to the Initial Change of Control in accordance with the terms of this Agreement. For purposes of this Agreement, a Holder's pro rata share of the CVR Payment shall be equal to a fraction, the numerator of which is the number of CVRs registered in the name of such Holder as of the Change of Control Consummation Date and the denominator of which is the aggregate number of CVRs Outstanding as of the Change of Control Consummation Date.

                          The CVR Payment, if any, payable with respect to the
Initial Change of Control shall be a function of the Implied Equity Value determined with respect to such Initial Change of Control. If the Implied Equity Value determined with respect to the Initial Change of Control is equal to an Implied Equity Value Step Amount set forth in the following table, then the CVR Payment shall be an amount equal to the Step CVR Payment set forth in the following table for such Implied Equity Value Step Amount. If the Implied Equity Value determined with respect to the Initial Change of Control falls between two of the Implied Equity Value Step Amounts set forth in the following table, then the CVR Payment shall be an amount calculated as follows:

         CVR Payment = A + [((C-D)/(B-D)) x (E-A)], where

         A = the Step CVR Payment set forth in the following table for D. B = the Implied Equity Value Step Amount that is most proximately greater than C.

         C = the Implied Equity Value determined with respect to the Initial
             Change of Control.
         D = the Implied Equity Value Step Amount that is most proximately less than C.
         E = the Step CVR Payment set forth in the following table for B.

     ------------------------------------- -----------------------------------
             IMPLIED EQUITY VALUE                   STEP CVR PAYMENT
                 STEP AMOUNT
     ------------------------------------- -----------------------------------
                $   140,000,000                      $       6,300,000
     ------------------------------------- -----------------------------------
                 165,000,000                           17,180,000
     ------------------------------------- -----------------------------------
                 190,000,000                           28,000,000
     ------------------------------------- -----------------------------------
                 215,000,000                           43,300,000
     ------------------------------------- -----------------------------------
                 240,000,000                           47,450,000
     ------------------------------------- -----------------------------------
                 265,000,000                           58,720,000
     ------------------------------------- -----------------------------------
                 290,000,000                           69,900,000
     ------------------------------------- -----------------------------------
                 315,000,000                           81,000,000
     ------------------------------------- -----------------------------------
                 340,000,000                           92,040,000
     ------------------------------------- -----------------------------------

                          By way of example, if the Implied Equity Value
determined with respect to the Initial Change of Control is equal to $151,000,000, then the CVR Payment would be calculated as follows:

CVR Payment  = 6,300,000 + [((151,000,000 - 140,000,000)/
               (165,000,000-140,000,000)) x (17,180,000-6,300,000)]

CVR Payment  = 6,300,000 + [(11,000,000/25,000,000) x 10,880,000]
             =  6,300,000 + [0.44 x 10,880,000]
             =  6,300,000 + 4,787,200
             =  $11,087,200

                          Notwithstanding the foregoing, if the Implied Equity
Value determined with respect to the Initial Change of Control is (a) more than $340,000,000, then the CVR Payment shall be an amount equal to 27.07% of such Implied Equity Value and (b) less than $140,000,000, then the CVR Payment shall be zero.

                          (ii) The CVR Payment, if any, shall be paid by the
Company on the CVR Payment Date. The CVR Payment, if any, shall be paid by the Company in Cash, except in the case of a Change of Control that is a Qualified IPO, in which case the CVR Payment shall be paid by the Company in Shares. Any Shares so issued shall be valued (for purposes of calculating the number of Shares issuable to Holders) based upon the public offering price of Shares in the Qualified IPO. Such determinations by the Company absent manifest error shall be final and binding on the Company and the Holders. If the Company makes payment of the CVR Payment in Shares, then the Company will take all steps required to assure that such Shares shall be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) not issued in violation of any preemptive rights or rights of first refusal, (iii) authorized for listing on the same national securities exchange or inter-dealer automated quotation market as are the Shares issued in the Qualified IPO, subject to official notice of issuance, and (iv) issued either in a transaction that satisfied the requirements of Section 3(a)(9) of the Securities Act, or pursuant to an effective registration statement under the Securities Act. In addition, it shall be a condition precedent to the payment of any portion of the CVR Payment in Shares that the Company shall have complied with the first two paragraphs of
Section 7.3 hereof. No fractional Shares will be issued as payment of any portion of the CVR Payment. If more than one CVR is surrendered for payment by the same Holder, the number of full Shares issuable as payment of a portion of the CVR Payment in respect of such CVRs shall be computed on the basis of the aggregate number of such CVRs. Instead of any fractional Share that would otherwise be issuable as payment of a portion of the CVR Payment, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a Share).

                  (c) As soon as practicable, but in any event within ten Business Days after the Change of Control Consummation Date, the Company shall
(x) prepare and file with the Trustee an Officer's Certificate setting forth the determinations set forth in Section 2.1(b) and the facts accounting for such determinations and (y) mail to each Holder a copy such Officer's Certificate, indicating the locations at which CVR Certificates may be presented for payment and the date on which the CVR Payment will be made.

                  (d) Notwithstanding any provision of this Agreement or the CVR Certificates to the contrary, other than in the case of interest payable in the event of failure to pay the CVR Payment on or before the CVR Payment Date, no interest shall accrue on any amounts payable on the CVRs to any Holder.

                  (e) In the event that the Company determines that no amount is payable with respect to the CVRs to the Holders on the CVR Payment Date because the Implied Equity Value is less than $140,000,000, the Company shall give to the Trustee and each Holder notice of such determination. Upon making such determination, absent manifest error, the CVRs shall terminate and become null and void and the Holders thereof shall have no further rights with respect thereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

         2.2 Registrable Form.

         The CVR Certificates shall be initially in the form of one or more permanent global securities in registered form, substantially in the form set forth in Article III ("Global Securities"), deposited with the Trustee, and shall bear the legend set forth on Exhibit A; provided that one or more Definitive Securities (as defined below) may be issued initially to any Holder at the request of such Holder. Each Global Security will represent such of the outstanding CVRs as will be specified therein and each shall provide that it represents the aggregate number of outstanding CVRs from time to time endorsed thereon and that the aggregate number of outstanding CVRs represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges. Any CVR Certificates issued in definitive form as may be permitted by this Agreement shall be issued in the form of one or more permanent definitive securities in registered form, substantially in the form set forth in Article III ("Definitive Securities"), deposited with the Trustee, and shall not bear the legend set forth on Exhibit A hereto.

         2.3 Execution, Authentication, Delivery and Dating.

         The CVR Certificates shall be executed on behalf of the Company by its chairman or vice chairman of the Board of Directors or its president or any vice president or its treasurer, under its corporate seal, which may, but need not, be attested. The signature of any of these officers on the CVR Certificates may be manual or facsimile.

         CVR Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such CVR Certificates or did not hold such offices at the date of such CVR Certificates.

         At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver CVR Certificates executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such CVR Certificates; and the Trustee in accordance with such Company Order shall authenticate and deliver such CVR Certificates as provided in this Agreement and not otherwise.

         Each CVR Certificate shall be dated as of the date of its authentication.

         No CVR Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such CVR Certificate a certification of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certification upon any CVR Certificate shall be conclusive evidence, and the only evidence, that such CVR Certificate has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Agreement.

         2.4 Temporary CVR Certificates.

         Until CVR Certificates are ready for delivery, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary CVR certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the CVR Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary CVR certificates may determine with the concurrence of the Trustee. Temporary CVR certificates may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary CVR certificate shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the CVR Certificates.

         If temporary CVR certificates are issued, the Company will cause CVR Certificates to be prepared without unreasonable delay. After the preparation of CVR Certificates, the temporary CVR certificates shall be exchangeable for CVR Certificates upon surrender of the temporary CVR certificates at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder.

         Upon surrender for cancellation of any one or more temporary CVR certificates, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of CVR Certificates. Until so exchanged, the temporary CVR certificates shall in all respects be entitled to the same benefits under this Agreement as CVR Certificates.

         2.5 Registration and Transfer and Exchange.

                  (a) Registration. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of CVRs and of transfers of CVRs. The Trustee is hereby initially appointed "Security Registrar" for the purpose of registering CVRs and transfers of CVRs as herein provided.

                  (b) Transfer and Exchange.

                          (i) Transfer and Exchange of Global Securities. A
Global Security may not be transferred except as a whole by the Trustee to a nominee of the Trustee, by a nominee of the Trustee to the Trustee or to another nominee of the Trustee, or by the Trustee or any such nominee to a successor Trustee or a nominee of such successor Trustee. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Security Registrar notice from the Trustee that it is unwilling or unable to continue to act as a successor Trustee is not appointed by the Company within 120 days after the date of such notice from the Trustee; (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Security Registrar or (iii) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Trustee to issue Definitive Securities. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Securities shall be issued in such names as required by the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.4 and 2.6 hereof. Every CVR Certificate authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.5 or
Section 2.4 or 2.6 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Global Security other than as provided in this Section 2.5(b)(i), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.5(b)(ii) or (iii) hereof.

                          (ii) Transfer and Exchange of Beneficial Interests in
the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Trustee, in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.5(b)(ii).

                          (iii) Beneficial Interests in Global Securities to
Definitive Securities. If any holder of a beneficial interest in a Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then the Security Registrar will cause the aggregate number of CVRs represented by the applicable Global Security to be reduced accordingly pursuant to Section 2.5(b)(vi) hereof, and the Company will execute and the Security Registrar will authenticate and deliver to the Person designated in the instructions a Definitive Security representing the appropriate number of CVRs. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.5(b)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Security Registrar from or through the Trustee.

                          (iv) Definitive Securities to Beneficial Interests in
Global Securities. A Holder of a Definitive Security may exchange such Definitive Security for a beneficial interest in a Global Security or transfer such Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Security Registrar will cancel the applicable Definitive Security and increase or cause to be increased the aggregate number of CVRs represented by one of the Global Securities.

                          (v) Transfer and Exchange of Definitive Securities for
Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.5(b)(v), the Security Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. A Holder of Definitive Securities may transfer such Definitive Securities to a Person who takes delivery thereof in the form of Definitive Securities. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Definitive Securities pursuant to the instructions from the Holder thereof.

                  (vi) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been repurchased or canceled in whole and not in part, each
such Global Security will be returned to or retained and canceled by the Security Registrar in accordance with Section 2.9 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the aggregate number of CVRs represented by such Global Security will be reduced accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Trustee at the direction of the Security Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security will be increased accordingly and an endorsement will be made on such Global Security by the Security Registrar or by the Trustee at the direction of the Security Registrar to reflect such increase.

                          (vii) General Provisions Relating to Transfers and
Exchanges.

                           (A) To permit registrations of transfers and
                  exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of a Company Order in accordance with Section 2.3 hereof or at the Security Registrar's request.

                           (B) No service charge will be made to a holder of a
                  beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.4 hereof).

                           (C) All Global Securities and Definitive Securities
                  issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this Agreement, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

                           (D) The Trustee will authenticate Global Securities
                  and Definitive Securities in accordance with the provisions of
                  Section 2.3 hereof.


         2.6 Mutilated, Destroyed, Lost and Stolen CVR Certificate.

         If (a) any mutilated CVR Certificate is surrendered to the Trustee or
(b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any CVR Certificate, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such CVR Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated CVR Certificate or in lieu of any such destroyed, lost or stolen CVR Certificate, a new CVR Certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen CVR Certificate has become or is to become due and payable within 15 days, the Company in its discretion may, instead of issuing a new CVR Certificate, pay such CVR on the CVR Payment Date.

         Upon the issuance of any new CVR Certificate under this Section 2.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new CVR Certificate issued pursuant to this Section 2.6 in lieu of any destroyed, lost or stolen CVR Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen CVR Certificate shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Agreement equally and proportionately with any and all other CVR Certificates duly issued hereunder.

         The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen CVR Certificates.

         2.7 Presentation of CVR Certificate.

         Payment of any amounts or the issuance of any Shares to Holders of the CVRs shall be made only upon presentation by the Holder thereof at the office or agency of the Company maintained for that purpose or at any other office or agency maintained by the Company for such purpose. The Holder of the CVRs shall furnish to the Company such forms, certificates, or other information as the Company may request to establish the legal entitlement of such Holder to an exemption from withholding taxes. In the event the Company does not receive such forms, certificates, or other evidence establishing a Holder's legal entitlement to exemption from withholding tax, then all payments and disbursements to be made by the Company pursuant to this Agreement or the CVRs shall be reduced by and subject to withholding taxes. The Company shall have no obligation to reimburse, equalize or compensate a Holder or other person for withholding taxes.

         2.8 Persons Deemed Owners.

         Prior to due presentment for the registration of a transfer of any CVR, the Trustee, the Security Registrar, any of their respective agents and the Company may deem and treat the Person in whose name any CVR is registered as the absolute owner of such CVR for the purpose of receiving payment on such CVRs and for all other purposes, and none of the Trustee, the Security Registrar, any of their respective agents or the Company shall be affected by notice to the contrary.

         2.9 Cancellation.

         All CVR Certificates surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any CVR Certificates previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all CVR Certificates so delivered shall be promptly cancelled by the Trustee. No CVR Certificates shall be authenticated in lieu of or in exchange for any CVR Certificates cancelled as provided in this
Section 2.9, except as expressly permitted by this Agreement. All cancelled CVR Certificates held by the Trustee shall be destroyed by the Trustee in accordance with its customary procedures and a certificate of destruction will be delivered to the Company.


                                   ARTICLE III
                                    CVR FORMS

         3.1 Forms Generally.

         The CVR Certificates and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by law or any rule or regulation pursuant thereto, all as may be determined by officers executing such CVR Certificates, as evidenced by their execution of the CVR Certificates. Any portion of the text of any CVR Certificates may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the CVR Certificates. The definitive CVR Certificates shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner as determined by the officers executing such CVR Certificates, as evidenced by their execution of such CVR Certificates.

         3.2 Form of Face of CVR.


                       ATKINS NUTRITIONALS HOLDINGS, INC.

No. ____                         Certificate for [____] Contingent Value Rights

         This certifies that or its registered assigns (the "Holder") is the registered holder of the number of Contingent Value Rights ("CVRs") set forth above. Each CVR entitles the Holder, subject to the provisions contained herein and in the Agreement referred to on the reverse hereof, to a payment from Atkins Nutritionals Holdings, Inc., a Delaware corporation (the "Company"), in an amount and in the form determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the Agreement. Such payment shall be made in Cash on the CVR Payment Date, or, in the event of a Change of Control that is a Qualified IPO, in Shares.

         Payment of any amounts of Cash or the issuance of any Shares pursuant to this CVR Certificate shall be made only upon presentation of this CVR Certificate by the Holder hereof, at the office or agency of the Company maintained for that purpose. All payments shall be made in the Borough of Manhattan, the City of New York, or at any other office or agency maintained by the Company for such purpose. Cash payments shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, such amounts may be paid by check payable in such money.

         Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:               , 2005               ATKINS NUTRITIONALS HOLDINGS, INC.
       --------------


                                          By________________________________

Attest:

SEAL__________________________________________
Authorized Signature

         3.3 Form of Reverse of CVR.

         This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of , 2005 (the "Agreement"), between the Company and [______________], as trustee (the "Trustee", which term includes any successor Trustee under the Agreement), and is subject to the terms and provisions contained in the Agreement, all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs. Copies of the Agreement can be obtained by contacting the Trustee.

         PRIOR TO SUCH TIME AS THE COMPANY EFFECTS A PUBLIC OFFERING OF ITS SECURITIES PURSUANT TO A REGISTRATION STATEMENT THAT IS DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION, THE COMPANY'S BOARD OF DIRECTORS MAY REFUSE TO RECOGNIZE OR TO REGISTER ANY TRANSFER, OR ATTEMPTED OR PURPORTED TRANSFER, OF CVRS OR ANY INTEREST THEREIN OR RIGHT WITH RESPECT THEREOF, THAT WOULD RESULT IN THE COMPANY'S BECOMING SUBJECT TO THE REQUIREMENTS OF SECTION 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IN SUCH CASE SUCH TRANSFER OR ATTEMPTED OR PURPORTED TRANSFER WILL BE VOID AND WILL BE INEFFECTIVE AS AGAINST THE COMPANY.

         The Company shall pay to each Holder an amount equal to such Holder's pro rata share of the CVR Payment, calculated pursuant to Section 2.1(b) of the Agreement, upon the consummation of the Initial Change of Control. The CVR Payment, if any, shall be paid by the Company, in Cash or, in connection with an Initial Change of Control that is a Qualified IPO, in Shares. Any Shares so issued shall be valued (for purposes of calculating the number of Shares issuable to Holders) based upon the public offering price of Shares in the Qualified IPO.

         [____________] has been appointed as Paying Agent. The CVR Payment to be made by the Company pursuant to this CVR Certificate shall be subject to and reduced by withholding taxes, if any. The Company shall have no obligation to reimburse, equalize, or compensate a Holder or other Person for such withholding taxes. If the Company makes payment of the CVR Payment in Shares, then the Company will take all steps required to assure that such Shares shall be (i) duly authorized, validly issued, fully paid and nonassessable, (ii) not issued in violation of any preemptive rights or rights of first refusal, (iii) authorized for listing on the same national securities exchange or inter-dealer automated quotation market as are the Shares issued in the Qualified IPO, subject to official notice of issuance, and (iv) issued either in a transaction that satisfied the requirements of Section 3(a)(9) of the Securities Act, or pursuant to an effective registration statement under the Securities Act. In addition, it shall be a condition precedent to the payment of any portion of the CVR Payment in Shares that the Company shall have complied with the first two paragraphs of Section 7.3 of the Agreement. No fractional Shares will be issued as payment for any portion of the CVR Payment but instead the Company will pay a Cash adjustment as provided in the Agreement.

         If the Company shall fail to pay the CVR Payment when due, the CVR Payment shall thereafter bear interest at the Default Interest Rate, which shall be payable in Cash, until payment of the CVR Payment shall be made to the Trustee. "Default Interest Rate" means 8% per annum.

         In the event that the Company determines that no amount is payable on the CVRs to the Holder on the CVR Payment Date pursuant to the terms of the Agreement, the Company shall give to the Holder and the Trustee written notice of such determination. Upon making such determination, absent manifest error, the CVRs represented by this CVR Certificate shall terminate and become null and void and the Holder hereof shall have no further rights with respect hereto. The failure to give such notice or any defect therein shall not affect the validity of such determination.

         Notwithstanding any provision of the Agreement or of this CVR Certificate to the contrary, other than in the case of interest in the event of failure to pay the CVR Amount when due, no interest shall accrue on any amounts payable on the CVRs to the Holder.

         The Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of CVRs under the Agreement at any time by the Company and the Trustee with the consent of the Holders of a majority of the CVRs at the time Outstanding.

         No reference herein to the Agreement and no provision of this CVR Certificate or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the Agreement at the time and place, and in the form of consideration and amount, herein prescribed.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registrable on the Security Register of the Company, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the [City of New York], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, will be issued to the designated transferee or transferees. The Company hereby initially designates the office of the Trustee as the office for registration of transfer of this CVR Certificate.

         As provided in the Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as is represented by this CVR Certificate as requested by the Holder surrendering the same. No service charge will be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to the time of due presentment of this CVR Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All capitalized terms used in this CVR Certificate without definition shall have the meanings assigned to them in the Agreement.


         3.4 Form of Trustee's Certificate of Authentication.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

This is one of the CVR Certificates referred to in the within-mentioned
Agreement.

[________________], as Trustee



                                By:
                                    ----------------------------
                                    Authorized Signatory

                                    ARTICLE IV
                                   THE TRUSTEE

         4.1 Certain Duties and Responsibilities.

                  (a) With respect to the Holders of CVRs issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the CVRs and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default with respect to the CVRs has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) In the absence of bad faith on its part, prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                          (i) this Subsection (c) shall not be construed to
limit the effect of Subsections (a) and (b) of this Section;

                          (ii) the Trustee shall not be liable for any error of
judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (iii) no provision of this Agreement shall require the
Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

                          (iv) the Trustee shall not be liable with respect to
any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         4.2 Certain Rights of Trustee.

         The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee. Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d) and Section
4.1 hereof:

                  (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate number of the CVRs then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. The reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the permissive rights of the Trustee to do things enumerated in this Agreement shall not be construed as a duty and the Trustee shall be liable for its negligence, bad faith or willful misconduct; and

                  (i) except for a default under Section 8.1, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate number of CVRs Outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

         No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         4.3 Not Responsible for Recitals or Issuance of CVRs.

         The recitals contained herein and in the CVR Certificates, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, the CVRs or the CVR Certificates.

         4.4 May Hold CVRs.

         The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of CVRs, and, subject to Sections 4.7 and 4.10, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         4.5 Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder.

         4.6 Compensation, Reimbursement and Indemnification of the Trustee.

         The Company agrees:

                  (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the enforcement of this Section 4.6.

         4.7 Disqualification; Conflicting Interests.

         The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of Section 310(b) of the Trust Indenture Act.

         4.8 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and, to the extent there is such an institution eligible and willing to serve, having an office or agency in the City of New York. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         This Indenture shall always have a Trustee who satisfies the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act.

         4.9 Resignation and Removal; Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 4.10.

                  (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by (i) the Company, by a Board Resolution or, (ii) an Act of the Holders of a majority of the Outstanding CVRs, delivered to the Trustee and to the Company.

                  (d) If at any time:

                          (i) the Trustee shall fail to comply with Section 4.7
after written request therefor by the Company or by any Holder who has been a bona fide Holder of a CVR for at least six months,

                          (ii) the Trustee shall cease to be eligible under
Section 4.8 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                          (iii) the Trustee shall become incapable of acting or
shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) the Holder of any CVR who has been a bona fide Holder of a CVR for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) if the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority of the Outstanding CVRs delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with
Section 4.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of the CVRs and so accepted appointment, the Holder of any CVR who has been a bona fide Holder for at least six months may on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of CVRs as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Company fails to send such notice within ten days after acceptance of appointment by a successor Trustee, the successor Trustee shall cause the notice to be mailed at the expense of the Company.

         4.10 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         4.11 Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any CVR Certificates shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the CVR Certificates so authenticated with the same effect as if such successor Trustee had itself authenticated such CVR Certificates; and such certificate shall be fully effective, provided that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         4.12 Preferential Collection of Claims Against Company.

                  The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                    ARTICLE V
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         5.1 Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee, at such times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and the addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act if the Trustee is not the Security Registrar; provided, however, that, if and so long as the Trustee shall be the Security Registrar, no such list need be furnished by the Company.

         5.2 Preservation of Information; Communications to Holders.

                  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar and the Trustee shall otherwise comply with Section 312(a) of the Trust Indenture Act. The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

                  (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a CVR for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the CVRs and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application at its election, either:

                          (i) afford such applicants access to the information
preserved at the time by the Trustee in accordance with Section 5.2(a), or

                          (ii) inform such applicants as to the approximate
number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 5.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 5.2(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

                  (c) Every Holder of CVRs, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 5.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 5.2(b).

         5.3 Reports by Trustee.

         Within 60 days after May 15 of each year, commencing with the May 15 occurring after the initial issuance of CVRs hereunder, the Trustee shall transmit by mail to the Holders of CVRs, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, and to the Company a brief report dated as of such reporting date which satisfies the requirements of
Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, not report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act.

         A copy of each report at the time of its mailing to the Holders and the Company shall be filed with the Commission and each stock exchange on which the CVRs are listed (if any) in accordance with Section 313(d) of the Trust Indenture Act. The Company shall promptly notify the Trustee when the CVRs are listed on any stock exchange or delisted therefrom.

         5.4 Reports by Company.

         The Company shall file with the Trustee:

                  (a) as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, A) a balance sheet as of the last day of such year and an income statement, a statement of cash flows and a statement of changes in stockholders' equity for such year, such financial statements to be prepared and presented in accordance with GAAP and audited and certified by reputable independent public accountants selected by the Company provided that with respect to the 2005 fiscal year of the Company, only the balance sheet of the Company shall be required to be audited and certified by independent public accountants), and (B) a management's discussion and analysis of such financial statements in such detail as is reasonably necessary to an understanding of the Company's financial condition, changes in financial condition and results of operations;

                  (b) as soon as practicable but in any event within forty five
(45) days after the end of the first three quarters of each fiscal year of the Company, (A) an unaudited balance sheet as of the last day of such quarter and an unaudited income statement, statement of cash flows and statement of changes in stockholders' equity for such quarter and the preceding portion of such fiscal year, such financial statements to be prepared and presented in accordance with GAAP and (B) a management's discussion and analysis of such financial statements in such detail as is reasonably necessary to an understanding of the Company's financial condition, changes in financial condition and results of operations; and

                  (c) as soon as practicable, but in any event within the time period required for the filing of a Form 8-K by the Company if the Company were a Reporting Company, the information that the Company would be required to disclose by Items 1.01, 1.02, 1.03, 2.01, 2.03, 2.04, 2.05 and 2.06 of Form 8-K
if the Company were a Reporting Company

         The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, copies of any information, documents and reports required to be filed by the Company pursuant to Subsections (a), (b) and (c) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. The Trustee's expenses with respect to mailing the foregoing shall be reimbursed by the Company.

         Delivery of reports and information to the Trustee under this Section is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein.

                                   ARTICLE VI
                                   AMENDMENTS

         6.1 Amendments Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the CVR Certificates;

                  (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of CVRs, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority of the Outstanding CVRs to waive such an Event of Default;

                  (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that in each case, such provisions shall not adversely affect the interests of the Holders; or

                  (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Agreement under the Trust Indenture Act.

         6.2 Amendments with Consent of Holders.

         With the consent of the Holders of not less than a majority of the Outstanding CVRs as required to amend this Agreement in accordance with the Trust Indenture Act, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more amendments hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; provided that no such amendment shall, without the consent of the Holder of each Outstanding CVR affected thereby:

         (a) modify the definition of Change of Control, Change of Control Consummation Date, CVR Payment Date, CVR Payment, Default Interest Rate, Event of Default, Initial Change of Control, Net Distributable Value, or Implied Equity Value, or modify Section 2.1(b) or otherwise extend the maturity of the CVRs or reduce the amounts payable in respect of the CVRs;

                  (b) reduce the amount of the Outstanding CVRs, the consent of whose Holders is required for any such amendment; or

                  (c) modify any of the provisions of this Section, except to increase any such percentage or to provide that certain other provisions of this Agreement cannot be modified or waived without the consent of the Holder of each CVR affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Section, the Company shall mail a notice thereof by first class mail to the Holders of CVRs at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

         6.3 Execution of Amendments.

         In executing any amendment permitted by this Article, the Trustee shall be entitled to receive, and (subject to Section 4.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

         6.4 Effect of Amendments.

         Upon the execution of any amendment under this Article, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of CVRs represented by CVR Certificates theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         6.5 Conformity with Trust Indenture Act.

         Every amendment executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         6.6 Reference in CVR Certificates to Amendments.

         CVR Certificates authenticated and delivered after the execution of any amendment pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment. If the Company shall so determine, new CVR Certificates so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for CVR Certificates representing Outstanding CVRs.

                                   ARTICLE VII
                                    COVENANTS

         7.1 Payment of Amounts, if any, to Holders.

         The Company will duly and punctually pay the CVR Payment, if any, in the manner provided for in Sections 2.1(b) and 2.7 hereof and in accordance with the terms of the CVRs and this Agreement.

         7.2 Maintenance of Office or Agency.

         As long as any of the CVR Certificates remain Outstanding, the Company will maintain an office or agency where CVR Certificates may be presented or surrendered for payment. The Company also will maintain an office or agency (i) where CVR Certificates may be surrendered for registration of transfer or exchange and (ii) where notices and demands to or upon the Company in respect of the CVRs and this Agreement may be served. The Company hereby initially designates the office of the Trustee at the Corporate Trust Office, as the office or agency of the Company where CVR Certificates may be presented for payment, and such offices of the Trustee as the office or agency where CVR Certificates may be surrendered for registration of transfer or exchange and where such notices or demands may be served, in each case, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at such offices of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the CVR Certificates may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations as set forth in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

         7.3 Money and Shares for CVR Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before the CVR Payment Date, segregate and hold in trust for the benefit of the Persons entitled thereto an amount of Cash sufficient to pay the Cash portion of the CVR Payment, if any, along with a number of Shares sufficient to pay the Share portion of the CVR Payment, if any, so becoming due until such amounts shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or before the CVR Payment Date, deposit with a Paying Agent an amount in Cash in same day funds and certificates representing the Shares sufficient to make the CVR Payment, if any, so becoming due, such Cash and Shares to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that
(A) such Paying Agent will hold all sums held by it for the payment of any amount payable on CVRs in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and (B) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the CVRs) to make any payment on the CVRs when the same shall be due and payable.

         Any Cash or Shares deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any CVRs and remaining unclaimed for two years after the CVR Payment Date shall be returned to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such CVR shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

         7.4 Written Statement to Trustee.

         The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Agreement. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice under this Agreement.

         7.5 Available Shares.

         If, at the time when a CVR Payment shall be payable in Shares, there shall be an insufficient number of authorized but unissued Shares to make such CVR Payment, the Company shall, within 30 calendar days after the relevant Change of Control Consummation Date, call a stockholders' meeting for the purpose of, and shall recommend to its stockholders at such meeting, the adoption of an amendment to the Company's certificate of incorporation to authorize the issuance of a sufficient number of Shares to make such CVR Payment. Such stockholders' meeting shall be held as promptly as such meeting may lawfully be held following such Change of Control Consummation Date. In such case, the CVR Payment Date shall be the tenth calendar day after the date of such stockholders' meeting or, if such tenth calendar day is not a Business Day, then the first Business Day after such tenth calendar day.

                                   ARTICLE VIII
             REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

         8.1 Event of Default Defined.

         "Event of Default" means any failure to make the CVR Payment, in the amount, if any, required by this Agreement, on or before the CVR Payment Date, which failure shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

         8.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt.

         The Company covenants that in case of the occurrence and continuation of an Event of Default, the Company will pay to the Trustee for the benefit of the Holders of the CVRs the whole amount, in Cash (or in Shares in the case of a Qualified IPO), that then shall have become due and payable on all CVRs (with interest from the CVR Payment Date and payable to the date of such payment upon the overdue amount at the Default Interest Rate); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such CVRs and collect in the manner provided by law out of the property of the Company or other obligor upon such CVRs, wherever situated, the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Company or any other obligor upon the CVRs under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the CVRs, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether any CVR Payment shall then be due and payable and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                  (a) to file and prove a claim or claims for the whole amount owing and unpaid, if any, in respect of the CVRs, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the CVRs, or to the creditors or property of the Company or such other obligor;

                  (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and

                  (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts receivable with respect to the claims of the Holders and of the Trustee on their behalf and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the CVRs or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         All rights of action and of asserting claims under this Agreement, or under any of the CVRs, may be enforced by the Trustee without the possession of any of the CVR Certificates or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such CVRs parties to any such proceedings.

         8.3 Application of Proceeds.

         Any monies or securities collected by the Trustee pursuant to this
Article in respect of any CVRs shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several CVR Certificates in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented CVR Certificates if only partially paid or upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.6;

         SECOND: To the payment of the whole amount then owing and unpaid upon all the CVRs, with interest at the Default Interest Rate on all such amounts, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the CVRs, then to the payment of such amounts without preference or priority of any CVR over any other CVR, ratably to the aggregate of such amounts due and payable; and

         THIRD: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

         8.4 Suits for Enforcement.

         In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Trustee by this Agreement or by law.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the CVRs allowed in any judicial proceedings relative to the Company (or any other obligor upon the CVRs), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 4.6.

         8.5 Restoration of Rights on Abandonment of Proceedings.

         In case the Trustee shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

         8.6 Limitations on Suits by Holders.

         No Holder of any CVR shall have any right by virtue or by availing itself of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof as hereinbefore provided, and unless also the Holders of not less than 25% of the CVRs then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 30 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every CVR with every other taker and Holder and the Trustee, that no one or more Holders of CVRs shall have any right in any manner whatever by virtue or by availing itself or themselves of any provision of this Agreement to effect, disturb or prejudice the rights of any other such Holder of CVRs, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of CVRs. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         8.7 Unconditional Right of Holders to Institute Certain Suits.

         Notwithstanding any other provision in this Agreement and any provision of any CVR Certificate, the right of any Holder of any CVR to receive payment in Cash or Shares of the amounts, if any, payable in respect of such CVR on or after the CVR Payment Date, or to institute suit for the enforcement of any such payment on or after such date, shall not be impaired or affected without the consent of such Holder.

         8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.

         Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to
Section 8.6, every power and remedy given by this Agreement or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

         8.9 Control by Holders.

         The Holders of a majority of the CVRs at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the CVRs by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement; and provided further that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the CVRs not joining in the giving of said direction, it being understood that (subject to Section 4.1) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

         Nothing in this Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

         The Holders of a majority of the CVRs at the time Outstanding by written notice to the Trustee may on behalf of the Holders of all of the CVRs waive an existing default and its consequences hereunder, except a continuing default in the payment of the CVR Payment or interest on the CVRs. Upon any such waiver, such default shall cease to exist, and any default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


         8.10 Trustee to Give Notice of Default, but May Withhold in Certain Circumstances.

         The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register, notice by mail of all defaults which have occurred, such notice to be transmitted within 45 days after the occurrence thereof unless such defaults shall have been cured before the giving of such notice.

         8.11 Right of Court to Require Filing of Undertaking to Pay Costs.

         All parties to this Agreement agree, and each Holder of any CVR by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith or the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% of the CVRs Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any CVR on or after the due date expressed in such CVR.

                                   ARTICLE IX
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         9.1 Company May Consolidate, Etc.

         The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (a) in case the Company shall consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person (if such event is not a Change of Control), the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "Surviving Person") shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume payment of amounts on all the CVRs and the performance of every covenant of this Agreement on the part of the Company to be performed or observed;

                  (b) immediately after giving effect to such transaction, no Event of Default shall have happened and be continuing; and

                  (c) the Company has delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance, transfer or lease complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         9.2 Successor Substituted.

         Upon any consolidation of or merger by the Company with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 9.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if the Surviving Person had been named as the Company herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under this Agreement and the CVRs.

         9.3 Opinion of Counsel to Trustee.

         The Trustee, subject to the provisions of Sections 4.1 and 4.2, may receive an Opinion of Counsel, prepared in accordance with Sections 1.2 and 1.3, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

                                    ARTICLE X
                             DISCHARGE OF AGREEMENT

         10.1 Discharge of Liability on CVRs.

         When (i) the Company delivers to the Trustee all outstanding CVR Certificates (other than CVR Certificates replaced pursuant to Section 2.6) for cancellation, (ii) all outstanding CVRs have become due and payable and the Company irrevocably deposits with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all Cash amounts or Shares due and owing on all outstanding CVRs (other than CVRs replaced pursuant to Section 2.6 or CVRs held by the Company or any Affiliate thereof), or (iii) the Initial Change of Control is consummated and no CVR Payment is due in accordance with the terms of this Agreement, then this Agreement shall, subject to Section 4.6, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Agreement on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

         10.2 Repayment to the Company.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the CVRs that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

         10.3 Counterparts.

         This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

            [The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




                                 ATKINS NUTRITIONALS HOLDINGS, INC.


                                 By:
                                      -----------------------------------
                                       Name:
                                       Title


                                [TRUSTEE]


                                 By:
                                      -----------------------------------
                                       Name:
                                       Title:

                                                                      EXHIBIT A


                 FORM OF LEGEND FOR BOOK-ENTRY GLOBAL SECURITIES

Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE CONTINGENT VALUE RIGHTS AGREEMENT (THE "AGREEMENT") HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE TRUSTEE OR A NOMINEE OF THE TRUSTEE OR A SUCCESSOR TRUSTEE FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE TRUSTEE OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE TRUSTEE TO A NOMINEE OF THE TRUSTEE OR BY A NOMINEE OF THE TRUSTEE TO THE TRUSTEE OR ANOTHER NOMINEE OF THE TRUSTEE) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE AGREEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE TRUSTEE TO A NOMINEE OF THE TRUSTEE OR BY A NOMINEE OF THE TRUSTEE TO THE TRUSTEE OR ANOTHER NOMINEE OF THE TRUSTEE OR BY THE TRUSTEE OR ANY SUCH NOMINEE TO A SUCCESSOR TRUSTEE OR A NOMINEE OF SUCH SUCCESSOR TRUSTEE. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE TRUSTEE TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF TRUSTEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TRUSTEE (AND ANY PAYMENT IS MADE TO TRUSTEE. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF TRUSTEE), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE TRUSTEE, HAS AN INTEREST HEREIN.